UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 31, 2018
THE HARTFORD FINANCIAL SERVICES GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-13958	13-3317783
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	The Hartford Financial Services Group, Inc. One Hartford Plaza Hartford, Connecticut	06155
	(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (860) 547-5000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

[ ] Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 2.01 Completion of Acquisition or Disposition of Assets.
On May 31, 2018, Hartford Holdings, Inc., a Delaware corporation (“Seller”) and a direct wholly owned subsidiary of The Hartford Financial Services Group, Inc. (the “Company”), completed its previously announced sale of all of the issued and outstanding equity of Hartford Life, Inc. (“HLI”), which, together with its subsidiaries, comprises the Company’s run-off life and annuity insurance businesses, to Hopmeadow Acquisition, Inc. (“Buyer”), Hopmeadow Holdings, LP (“Buyer Parent”) and Hopmeadow Holdings GP LLC (“Buyer Parent GP”), each of which is funded by a group of investors led by Cornell Capital LLC, Atlas Merchant Capital LLC, TRB Advisors LP, Global Atlantic Financial Group, Pine Brook and J. Safra Group. Brion S. Johnson, Executive Vice President of the Company, will serve on the Board of Managers of Buyer Parent GP.

Total consideration for the sale was $2.05 billion, comprised of $1.443 billion in cash paid by Buyer at closing; $300 million in pre-closing cash dividends; $143 million in aggregate principal of HLI long-term debt included as part of the sale; and equity interests representing 9.7% of the outstanding equity interests of each of Buyer Parent and Buyer Parent GP, valued at $164 million. In addition, the Company will retain tax benefits with an estimated GAAP book value of approximately $700 million, which will be available for realization subject to the level and timing of the Company’s taxable income.

The Company has omitted the inclusion of any pro forma financial information herein with respect to these transactions as it has previously reported discontinued operations reflecting the results of the disposed business in its Annual Report on Form 10-K for the fiscal year ended December 31, 2017 (the “2017 10-K”) and its Quarterly Report on Form 10-Q for the three months ended March 31, 2018 (the “1Q 10-Q”). (Loss) income from discontinued operations, net of tax, was $169 million and $75 million of income for the three months ended March 31, 2018 and March 31, 2017, respectively, and a loss of $2.87 billion for the fiscal year ended December 31, 2017, and income of $283 million and $486 million for the fiscal years ended December 31, 2016 and December 31, 2015, respectively. Total assets held for sale had a carrying value of $164.9 billion and $156.6 billion as of December 31, 2017 and March 31, 2018, respectively, and total liabilities held for sale had a carrying value of $162.4 billion and $154.2 billion as of December 31, 2017 and March 31, 2018, respectively.  At closing, shareholders’ equity will be reduced by the amount of accumulated other comprehensive income (“AOCI”) of the Company’s run-off life and annuity insurance businesses which was $1 billion and $892 million as of December 31, 2017 and March 31, 2018, respectively.

Please refer to note 20 in the Company’s audited financial statements contained in the 2017 10-K and note 17 in the Company’s unaudited financial statements contained in the 1Q 10-Q for further information.

Item 7.01 Regulation FD Disclosure.
On May 31, 2018, the Company issued a press release announcing completion of the sale of the Company’s run-off life and annuity insurance businesses. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section, and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press release issued on May 31, 2018 by The Hartford Financial Services Group, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Hartford Financial Services Group, Inc.

May 31, 2018	By:	/s/ Beth A. Bombara

	Name:	Beth A. Bombara
	Title:	Executive Vice President and Chief Financial Officer